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                        COOLEY AND CONLON MANAGEMENT CO.
                              A GEORGIA CORPORATION

                                     BY-LAWS

                                    Article I

                          Meetings of the Stockholders

      Section 1. The annual meeting of the stockholders of this corporation shall be held unless otherwise specified in the notice of the meeting at the principal office of the said corporation on the 1st day of October, of each year, at 1 o'clock PM., unless said day is a legal holiday, in which case the meeting shall be held at the same hour on the next day following which is not a legal holiday, for the election of directors and the transactions as may come properly before said meeting. A written or printed notice of the time and place of said meeting shall be given by the secretary by delivery of, or mailing such notice to each of the stockholders, addressed to him at his usual place of business, at least ten days previous to such meeting, and in such other manner, if any, as may be prescribed by law.

      If for any reason the annual meeting of the stockholders shall not be held as hereinafter provided, it may be held on any subsequent day to be fixed by the Board of Directors.

      Section 2. Special meetings of the stockholders may be called at any time by the president or Board of Directors, and the president shall call a special meeting whenever he is requested in writing to do so by the stockholders representing one-third in interest of the capital stock; such request must specify the time and place and object of the proposed meeting, and notice of such meeting shall be given, unless waived, in the same manner as in the case of the annual meeting of the stockholders.

      Section 3. At any meeting of the stockholders, a majority in interest of the common stockholders shall constitute a quorum for the transaction of business, except as otherwise provided by law, except that a lesser number may adjourn a meeting. At all such stockholders' meetings, each common stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation, and such vote may be cast by the stockholder in person or by proxy properly authorized by written or printed appointment, executed by the stockholder himself or by his duly authorized attorney.

                                   Article II

                                    Directors

      Section 1. The entire general charge of the affairs of the corporation shall be managed and conducted by two directors to be elected by the stockholders in accordance with the by-laws. They shall hold office for one year, or until their successors are elected. The number of directors may be increased by appropriate action of the stockholders of the corporation.

      A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business, and the act of the majority of the directors present at said meeting at which a quorum is present shall be the act of the Board. Any vacancy in the Board may be filled for the period until the next election by the remaining director or directors.

      Section 2. A regular meeting of the Board of Directors shall be held annually on the day of and immediately after the annual meeting of stockholders, provided a majority of the directors elected at said meeting shall be present. They shall organize and proceed to the election of officers as hereinafter provided.


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      Section 3. Special meetings of the directors may be called at any time by the president, or shall be called by him or by the secretary, upon request in writing, signed by two of the directors, specifying the time and place and object of the proposed meeting.

                                   Article III

                                    Officers

      Section 1. The Officers of the corporation shall consist of a President who shall also be Chairman of the Board of Directors. There shall also be the following Officers:

      Vice President, Secretary of Treasurer

                                   Article IV

                                    President

      Section 1. The President shall preside at all meetings of the corporation, and of the Board of Directors, and shall sign all certificates of stock, and all notes and obligations of the corporation, unless otherwise directed by the Board of Directors, by the Board of Directors of him. He shall make annual reports of the condition of the company, and submit the same to the stockholders at their annual meeting.

                                 Vice President

      Section 2. During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these by-laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the Vice President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                    Secretary

      Section 3. The Secretary shall keep the Minutes of the meetings of the Board of Directors and of the stockholders in appropriate books. He shall give and serve all notices of the corporation. He shall be custodian of the records and of the seal, and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of owners thereof, alphabetically arranged, their respective places of residence, their post office address, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the corporation, subject to the inspection of any stockholder of the corporation, and permit such stockholder to make extracts from said books to the extent and as prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any Officer or shareholder of the corporation. He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    Treasurer

      Section 4. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and deposit all such funds in the name of the corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall sign, make, and endorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors. He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the company upon application at the office of the corporation during business hours. He shall render a statement of the condition of the finances of the corporation


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at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep at the office of the corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties pertaining to the office of Treasurer.

                                    Article V

                                  Capital Stock

      Section 1. Subscriptions to the capital stock shall be paid in at such times and in such installments as the Board of Directors may, by resolution, require.

      Section 2. Certificates of stock shall be issued, in the manner prescribed by law, to each stockholder, showing the number of shares to which he is entitled. Each certificate shall be signed by the president and secretary and have the corporate seal affixed thereto.

      Section 3. Stock shall be transferable only by entry upon the books of the corporation upon surrender of the outstanding certificate or certificates therefor, with the assignment thereof duly executed. Each certificate, surrendered upon the transfer of stock, shall be at once cancelled and pasted on the margin or stub in the book from which it was taken when issued.

      Section 4. In case of any application for the issue of a new certificate of stock in place of one or more claimed to have been lost or destroyed, the same shall be referred to the Board of Directors who shall determine whether to grant such application, and the terms, if any, upon which it is granted.

      Section 5. Upon the issuance by the corporation of any additional shares beyond the original issue or of subsequent sales by any time thereafter, all pre-existing stockholders shall have a pre-emptive right to purchase such additional shares in proportion to the number of shares then held by such stockholder. The president shall give notice in writing to each stockholder in the event of said additional shares being issued or sold, and the stockholder shall have thirty days within which to accept or reject in writing said offer.

                                   Article VI

                                      Seal

            Section 1. The common seal of the corporation shall be in the following form:


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                                   Article VII

                                    Dividends

            Section 1. Dividends may be declared and paid out of the surplus profits of the corporation as often and at such times as the directors may determine.

                                  Article VIII

                                     By-Laws

      Section 1. These by-laws may be altered or amended and additional by-laws adopted by a majority vote at any meeting of the stockholders in the notice of which the proposed amendment or new by-laws shall be set forth at large.

      The foregoing by-laws adopted and approved by the stockholder and Board of Directors, this 1st day of October, 1987.


                                          /s/ Alex Cooley
                                          -----------------------
                                          ALEX COOLEY


                                          /s/ Peter Conlon
                                          -----------------------
                                          PETER D. CONLON


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